Exhibit 16



Cordovano and Honeck LLP                            Certified Public Accountants
________________________________________________________________________________
                                                               201 Steele Street
                                                                       Suite 300
                                                                Denver, Colorado
                                                                           80206
                                                            (303) 329-0220 Phone
                                                              (303) 316-7493 Fax
________________________________________________________________________________



                                                                December 8, 2005


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC
USA  20549

Dear Sir and/or Madam:

Re:  Blue Moon Investments

We have read the statements made by Blue Moon Investments (the "Registrant"), which we understand will be filed with the Commission, pursuant to Item 4 of Form 8-K, as amended, as part of the Registrant's Form 8-K report dated December 8, 2005 and are in agreement with the statements concerning our Firm in such Form 8-K.

We also have no basis to agree or disagree with the Company's statements regarding Williams & Webster, P.S.

Sincerely,



/s/ Cordovano and Honeck LLP
----------------------------
Cordovano and Honeck LLP